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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT: AUGUST 25, 1999
                DATE OF EARLIEST EVENT REPORTED: AUGUST 25, 1999


                        DUALSTAR TECHNOLOGIES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                        0-25552                       13-3776834
------------------------------     ----------------------    ----------------------------------
(STATE OR OTHER JURISDICTION       (COMMISSION FILE NO.)      (I.R.S. EMPLOYER IDENTIFICATION
      OF INCORPORATION)                                                    NO.)
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                                11-30 47TH AVENUE
                        LONG ISLAND CITY, NEW YORK 11101
                  ---------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   (ZIP CODE)




                                 (718) 340-6655
                ------------------------------------------------
                    (REGISTRANT'S TELEPHONE NUMBER, INCLUDING
                                   AREA CODE)



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ITEM 5. OTHER EVENTS.

        On August 25, 1999, the registrant announced as follows:

    DUALSTAR TO RAISE $15 MILLION AND RECEIVE RESIDENTIAL, COMMERCIAL & HOTEL
                            ACCESS RIGHTS NATIONWIDE

New York, NY--August 25, 1999 -- DualStar Technologies Corporation ("DualStar" or the "Company") (Nasdaq: DSTR) today announced that it has entered into an agreement with Blackacre Capital Management, L.L.C. and certain of its affiliates (collectively, "Blackacre"), under which Blackacre will invest $15 million in DualStar through the purchase of common stock and a convertible note and will grant DualStar residential, commercial and hotel access rights nationwide in exchange for warrants. The agreement is subject to the execution of definitive documentation containing customary terms and conditions.

The right-of-entry agreement grants DualStar the right to sell communications and related services to over 100,000 multiple dwelling units ("MDUs"), 2,000,000 square feet of commercial space, and 1,000 hotel rooms owned or controlled by Blackacre. The services to be provided by DualStar include Internet access, cable and satellite television, telephone, and related services. In exchange, Blackacre will receive warrants to purchase 1,000,000 shares of DualStar common stock at an exercise price of $0.10 per share. Blackacre also has agreed to purchase 1,000,000 shares of DualStar's common stock at a price of $5.30 per share, and to lend DualStar $10 million on favorable terms, subject to certain conditions and secured by certain assets. Subject to shareholder approval, the loan shall be convertible, at the option of Blackacre, into DualStar common stock at a conversion price of $5.15 per share. DualStar expects to use the net proceeds from the stock and convertible note sale to expand its communications and related businesses. The agreement also provides for certain registration rights, a shareholders agreement, and designation by Blackacre of one member to DualStar's Board of Directors.

Blackacre manages funds and accounts comprising over $5 billion. Blackacre, headquartered in New York City, focuses on investments in companies, real estate, asset-based lending and related investment opportunities in the United
States, Europe and Asia. Its investment staff includes professionals with operating, investment and management experience. Moreover, Blackacre's sizeable portfolio has led to relationships with an extensive array of contacts with industry owners and operators that are used by Blackacre to identify and evaluate investment opportunities. In a related matter, Gregory Cuneo, DualStar's Chairman, President and Chief Executive Officer, has agreed to serve as Chairman of Starrett Corporation, an affiliate of a portfolio company owned by Blackacre. DualStar anticipates that Mr. Cuneo's current positions and role as DualStar's Chairman, President and CEO will not be affected and that DualStar will benefit by his new position at Starrett.

DualStar Technologies Corporation, headquartered in Long Island City, New York, designs and installs infrastructure systems and provides services that control and enhance the environment in buildings. These systems and services include:
heating, ventilation and air conditioning (HVAC); electrical; building and energy management (BMS); enhanced local, regional and long distance telephony as a Competitive Local Exchange Carrier (CLEC); direct broadcast satellite (DBS) and cable television as a System Operator; high-speed Internet access as an Internet Service Provider (ISP); and security and safety. DualStar(R) created and owns many innovative

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trademarked concepts, including the CyberBuilding(R), CyberCierge(R), Building
Area Network (BAN), Home Area Network (HAN), Community Area Network (CAN),
InfoStructure, InfoStructors, CyberView(R) and CyberBuilders(R). For more information, visit the Company's Web site at http://www.dualstar.com, e-mail info@dualstar.com, or call (718) 340-6655. The Company's securities are traded on The Nasdaq National Market under the symbols DSTR (common) and DSTRW
(warrants).

This press release and the materials referred to hereby contain forward-looking statements regarding the Company's business and future plans of operations. When used herein, the words "intends," "expects," "plans," "estimates," "projects,"
"believes," "anticipates" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties. These and other important factors, including those set forth in the Company's Annual Report on Form 10-K (available to the public at www.sec.gov), may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward-looking statements. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations or future events.


                                      # # #



                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                   DUALSTAR TECHNOLOGIES CORPORATION



                                   By:  /s/  Robert Birnbach
                                       --------------------------------------
                                        Robert Birnbach, Vice President and
                                          Chief Financial Officer


Date:  August 25, 1999